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                    AURORA ELECTRONICS, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS

                      (In thousands, except per share data)
                                  (Unaudited)




                                                                  Three Months Ended December 31,
                                                  --------------------------------------------------------------
                                                             1995                                1994
                                                  --------------------------          --------------------------
                                                  Primary      Fully Diluted          Primary      Fully Diluted
                                                  -------      -------------          -------      -------------
Net income                                        $  104          $  104              $  877          $  877

Add:  Interest expense, net of income
tax, on debenture due 2001 and
Promissory Notes due 1997                              -               -                   -             163
                                                  ------          ------              ------          ------

Adjusted net earnings                             $  104          $  104              $  877          $1,040
                                                  ======          ======              ======          ======




ADJUSTED NUMBER OF COMMON SHARES

Weighted average shares outstanding                7,923           7,923               7,780           7,780

Incremental shares for exercise of stock
options and warrants and common stock
issuable                                           2,074           2,074                 280             379

Weighted average shares issuable upon
conversion of Debenture due 2001
and Promissory Notes due 1997                          -               -                   -           1,243
                                                  ------          ------              ------          ------

Adjusted number of common shares                   9,997           9,997               8,060           9,402
                                                  ======          ======              ======          ======

Net earnings per common shares                    $ 0.01          $ 0.01              $ 0.11          $ 0.11
                                                  ======          ======              ======          ======







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